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                                                                EXHIBIT 21.1


                      LIST OF SUBSIDIARIES OF THE COMPANY


                       Woodson Construction Company, Inc.
                        Laine Construction Company, Inc.
                                Kori Corporation
                              EnviroSystems, Inc.
                         CSI Hydrostatic Testers, Inc.
                          Hargett Investments, L.L.C.
                   The Red Fox Companies of New lberia, Inc.
                          Red Fox International, Inc.